As filed with the Securities and Exchange Commission on July 29, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ILLUMINA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0804655 (I.R.S. Employer Identification No.)

9885 Towne Centre Drive
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2005 Stock and Incentive Plan
Amended and Restated 2000 Employee Stock Purchase Plan
Amended and Restated New Hire Stock and Incentive Plan
(Full title of the plans)

Jay T. Flatley
President and Chief Executive Officer
Illumina, Inc.
9885 Towne Centre Drive, San Diego, California 92121
(Name and address of agent for service)
(858) 202-4500
(Telephone number, including area code, of agent for service)

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed
		maximum	Proposed maximum
Title of securities	Amount to be registered	offering price per	aggregate offering	Amount of
to be registered	(1)	share (2)	price (2)	registration fee
Common stock, par value $0.01 per share, including related rights to purchase Series A Junior Participating Preferred Stock (3), reserved for issuance pursuant to the registrant’s Amended and Restated 2005 Stock and Incentive Plan	2,400,000 shares (4)	$42.10	$101,040,000	$7,204
Common stock, par value $0.01 per share, including related rights to purchase Series A Junior Participating Preferred Stock (3), reserved for issuance pursuant to the registrant’s Amended and Restated 2000 Employee Stock Purchase Plan	3,000,000 shares (5)	$42.10	$126,300,000	$9,005
Common stock, par value $0.01 per share, including related rights to purchase Series A Junior Participating Preferred Stock (3), reserved for issuance pursuant to the registrant’s Amended and Restated New Hire Stock and Incentive Plan	500,000 shares	$42.10	$ 21,050,000	$ 1,501
Total	5,900,000 shares	$42.10	$248,390,000	$17,710

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock registered hereby includes any additional shares of common stock that may become issuable in connection with stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on July 27, 2010 as reported on The NASDAQ Global Select Market.

(3)	Each share of the registrant’s common stock being registered hereunder, if issued before the termination of the registrant’s preferred share rights agreement, includes Series A Junior Participating Preferred Stock purchase rights. Before the occurrence of certain events, the Series A Junior Participating Preferred Stock purchase rights will not be exercisable or evidenced separately from the registrant’s common stock and have no value except as reflected in the market price of the shares to which they are attached.

(4)	Additional shares that are available for issuance pursuant to the “evergreen” provision of the Amended and Restated 2005 Stock and Incentive Plan.

(5)	Additional shares that are available for issuance pursuant to the “evergreen” provision of the Amended and Restated 2000 Employee Stock Purchase Plan.

Item 8. Exhibits
SIGNATURES
EX-4.5
EX-5.1
EX-23.1

INTRODUCTORY NOTE
     This registration statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by the registrant on (i) November 9, 2005, May 23, 2006, November 14, 2007, May 29, 2008, and June 2, 2009 with respect to the registrant’s Amended and Restated 2005 Stock and Incentive Plan (Registration Nos. 333-129611, 333-134399, 333-147389, 333-151265, and 333-159662, respectively); (ii) August 2, 2000, September 6, 2001, April 20, 2004, May 23, 2006, November 14, 2007, May 29, 2008, and June 2, 2009 with respect to the registrant’s Amended and Restated 2000 Employee Stock Purchase Plan (Registration Nos. 333-42866, 333-69058, 333-114633, 333-134399, 333-147389, 333-151265, and 333-159662, respectively); and (iii) June 2, 2009 with respect to the registrant’s Amended and Restated New Hire Stock and Incentive Plan (Registration No. 333-159662); and the contents of the above-referenced prior registration statements are incorporated into this registration statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

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Item 8. Exhibits

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K (File No. 000-30361), filed with the Commission on September 23, 2008)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of our current report on Form 8-K (File No. 000-30361), filed with the Commission on April 27, 2010)

4.3	Certificate of Designation for Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit A of Exhibit 4.3 of our registration statement on Form 8-A (File No. 000-30361), filed with the SEC on May 14, 2001)

4.4	Rights Agreement, dated as of May 3, 2001, between Illumina, Inc. and Equiserve Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to our registration statement on Form 8-A (File No. 000-30361), filed with the Commission on May 14, 2001)

4.5	Amended and Restated 2005 Stock and Incentive Plan

4.6	Amended and Restated 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to our annual report on Form 10-K for the fiscal year ended January 3, 2010 (File No. 000-30361))

4.7	Amended and Restated New Hire Stock and Incentive Plan (incorporated by reference to Exhibit 10.7 to our annual report on Form 10-K for the fiscal year ended January 3, 2010 (File No. 000-30361))

5.1	Opinion and consent of Scott M. Davies, Esq., Senior Securities and Corporate Transactions Counsel, Illumina, Inc., relating to the validity of the securities

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Scott M. Davies, Esq. (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this registration statement)

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on July 29, 2010.

ILLUMINA, INC.
By:	/s/ Jay T. Flatley
Jay T. Flatley
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay T. Flatley and Christian O. Henry, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jay T. Flatley Jay T. Flatley	President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2010

/s/ Christian O. Henry Christian O. Henry	Senior Vice President, Chief Financial Officer and General Manager, Life Sciences (Principal Financial Officer and Principal Accounting Officer)	July 29, 2010

/s/ William H. Rastetter William H. Rastetter	Chairman of the Board of Directors	July 29, 2010

/s/ A. Blaine Bowman A. Blaine Bowman	Director	July 29, 2010

/s/ Daniel M. Bradbury Daniel M. Bradbury	Director	July 29, 2010

/s/ Karin Eastham Karin Eastham	Director	July 29, 2010

/s/ Paul C. Grint Paul C. Grint	Director	July 29, 2010

/s/ Gerald Moeller Gerald Moeller	Director	July 29, 2010

/s/ David R. Walt David R. Walt	Director	July 29, 2010

/s/ Roy A. Whitfield Roy A. Whitfield	Director	July 29, 2010

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K (File No. 000-30361), filed with the Commission on September 23, 2008)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of our current report on Form 8-K (File No. 000-30361), filed with the Commission on April 27, 2010)

4.3	Certificate of Designation for Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit A of Exhibit 4.3 of our registration statement on Form 8-A (File No. 000-30361), filed with the SEC on May 14, 2001)

4.4	Rights Agreement, dated as of May 3, 2001, between Illumina, Inc. and Equiserve Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to our registration statement on Form 8-A (File No. 000-30361), filed with the Commission on May 14, 2001)

4.5	Amended and Restated 2005 Stock and Incentive Plan

4.6	Amended and Restated 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to our annual report on Form 10-K for the fiscal year ended January 3, 2010 (File No. 000-30361))

4.7	Amended and Restated New Hire Stock and Incentive Plan (incorporated by reference to Exhibit 10.7 to our annual report on Form 10-K for the fiscal year ended January 3, 2010 (File No. 000-30361))

5.1	Opinion and consent of Scott M. Davies, Esq., Senior Securities and Corporate Transactions Counsel, Illumina, Inc., relating to the validity of the securities

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Scott M. Davies, Esq. (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this registration statement)